                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 30, 1999
                                                        ------------------------



                           NEWGEN RESULTS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




  DELAWARE                         00024865                     33-0604378
(State or other                  (Commission               (I.R.S. Employer
 jurisdiction of                  File Number)             Identification No.)
 incorporation)





12680 HIGH BLUFF DRIVE, SUITE 300, SAN DIEGO, CALIFORNIA           92130
   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:      (858) 481-7545
                                                    ----------------------------


                                 NOT APPLICABLE.
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL  INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  Report of Independent Public Accountants
                  Balance Sheets as of June 30, 1998 and 1999 (audited)
                  Balance Sheet as of September 30, 1999 (unaudited)
                  Statements of Operations and Partners' Equity for fiscal
                      years ended June 30, 1998 and 1999 (audited)
                  Statements of Operations and Partners' Equity for the three month periods ended September 30, 1998 and 1999
                      (unaudited)
                  Statements of Cash Flows for fiscal years ended June 30, 1998 and 1999 (audited) Statements of Cash Flows for the three month periods ended September 30, 1998 and 1999 (unaudited)
                  Notes to Financial Statements

         (b)      PRO FORMA FINANCIAL INFORMATION

                  Condensed Pro Forma Balance Sheet as of September 30, 1999
                       (unaudited)
                  Condensed Pro Forma Statement of Operations for the nine
                       months ended September 30, 1999 (unaudited)
                  Condensed Pro Forma Statements of Operations for the year
                       ended December 31, 1998 (unaudited)
                  Notes to Condensed Pro Forma Financial Statements

COMPUTER CARE


FINANCIAL STATEMENTS
AS OF JUNE 30, 1998 AND 1999 AND SEPTEMBER 30, 1999 (UNAUDITED)
TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Newgen Results Corporation:

We have audited the accompanying balance sheets of Computer Care (a New York general partnership and a wholly owned operation of ADP, Inc.) as of June 30, 1998 and 1999 and the related statements of operations and partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer Care as of June 30, 1998 and 1999 and the results of its operations and its cash flows for years then ended, in conformity with generally accepted accounting principles.





San Diego, California
February 4, 2000

                                  COMPUTER CARE

                                 BALANCE SHEETS

         AS OF JUNE 30, 1998 AND 1999 AND SEPTEMBER 30, 1999 (UNAUDITED)


                                     ASSETS


                                                                                   June 30,                September 30,
                                                                           1998             1999               1999
                                                                        -----------     ------------       ------------
                                                                                                            (unaudited)
CURRENT ASSETS:
   Accounts receivable, net of allowance of
     $105,000,
       $242,000 and $584,000, respectively                                $3,501,481       $2,460,928         $2,387,253
   Prepaid expenses                                                          125,854          307,364            446,971
                                                                       -------------    -------------      -------------
      Total current assets                                                 3,627,335        2,768,292          2,834,224
                                                                       -------------    -------------      -------------

PROPERTY & EQUIPMENT                                                       1,766,868        1,946,090          1,946,090
   Less:  accumulated depreciation and amortization                       (1,188,658)      (1,521,890)        (1,598,569)
                                                                       -------------    -------------      -------------
      Property and equipment, net                                            578,210          424,200            347,521

OTHER ASSETS                                                                 106,169          106,169              -
                                                                       -------------     ------------      -------------
                                                                          $4,311,714       $3,298,661         $3,181,745
                                                                       =============     ============      =============

                         LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                      $   788,616    $     326,056        $   127,945
   Accrued expenses and deferred revenue                                   1,150,064        1,475,819          1,175,199
                                                                       -------------    -------------     --------------
        Total current liabilities                                          1,938,680        1,801,875          1,303,144

COMMITMENTS AND CONTINGENCIES

PARTNERS' EQUITY                                                           2,373,034        1,496,786          1,878,601
                                                                       -------------    -------------      -------------
                                                                          $4,311,714       $3,298,661         $3,181,745
                                                                       =============     ============      =============


              The accompanying notes are an integral part of these
                              financial statements.

                                  COMPUTER CARE

                  STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY

              FOR THE FISCAL YEARS ENDED JUNE 30, 1998 AND 1999 AND
       FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)


                                                                                                     Three Months Ended
                                                              Year Ended June 30,                        September 30,
                                                      ----------------------------------       --------------------------------
                                                           1998               1999                 1998              1999
                                                      ---------------    ---------------       --------------    --------------
                                                                                                            (unaudited)
NET SERVICE REVENUE                                       $25,048,758        $19,146,037           $5,819,958       $ 5,090,208

PRODUCTION COSTS                                           18,643,443         14,307,365            4,056,593         3,745,502
                                                      ---------------    ---------------       --------------    --------------
      Gross profit                                          6,405,315          4,838,672            1,763,365         1,344,706
                                                      ---------------    ---------------       --------------    --------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                7,444,762          7,713,348            1,731,541         1,262,921
                                                      ---------------    ---------------       --------------    --------------
NET (LOSS) INCOME                                          (1,039,447)        (2,874,676)              31,824            81,785

PARTNERS' EQUITY, beginning of year                         2,209,148          2,373,034            2,373,034         1,496,786

INTERCOMPANY ACTIVITY, net                                  1,203,333          1,998,428               57,462           300,030
                                                       --------------     --------------       --------------    --------------
PARTNERS' EQUITY, end of year                             $ 2,373,034        $ 1,496,786           $2,462,320        $1,878,601
                                                       ==============     ==============       ==============    ==============


              The accompanying notes are an integral part of these
                              financial statements.

                                  COMPUTER CARE

                            STATEMENTS OF CASH FLOWS

              FOR THE FISCAL YEARS ENDED JUNE 30, 1998 AND 1999 AND
       FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)


                                                                                                       Three Months Ended
                                                              Year Ended June 30,                         September 30,
                                                      ----------------------------------       --------------------------------
                                                           1998                1999                 1998              1999
                                                      ---------------     --------------       --------------    --------------
                                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                       $ (1,039,447)      $ (2,874,676)         $    31,824      $     81,785
Adjustments to reconcile net (loss) income
     to net cash provided by (used
     in) operating activities:
   Depreciation and amortization                             266,728            333,232               86,043            76,679
Changes in assets and liabilities:
   Accounts receivable, net                                  (67,157)         1,040,553              416,836            73,675
   Prepaid expenses                                          249,046           (181,510)             (55,069)         (139,607)
   Other assets                                                -                  -                    -               106,169
   Accounts payable                                          550,938           (462,560)            (531,898)         (198,111)
   Accrued expenses and deferred
     revenue                                                (696,254)           325,755               93,497          (300,620)
                                                      ---------------     --------------       --------------    --------------
       Net cash provided by (used in) operating
         activities                                         (736,146)        (1,819,206)              41,233          (300,030)
                                                      ---------------     --------------       --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                       (467,187)          (179,222)             (98,695)            -
                                                      ---------------     --------------       --------------    --------------
       Net cash used in investing
         activities                                         (467,187)          (179,222)             (98,695)            -
                                                      ---------------     --------------       --------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Intercompany activity and capital
     contributions, net                                    1,203,333          1,998,428               57,462           300,030
                                                      ---------------     --------------       --------------    --------------
      Net cash provided by financing
        activities                                         1,203,333          1,998,428               57,462           300,030
                                                      ---------------     --------------       --------------    --------------
Net change in cash                                             -                  -                    -                   -

CASH, beginning of period                                      -                  -                    -                   -
                                                      ---------------     --------------       --------------    --------------
CASH, end of period                                    $       -           $      -             $      -          $        -
                                                      ===============     ==============       ==============    ==============


              The accompanying notes are an integral part of these
                              financial statements.

                                  COMPUTER CARE


                          NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1999

                  (ALL INFORMATION AS OF SEPTEMBER 30, 1999 AND
      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)


1.       ORGANIZATION AND NATURE OF BUSINESS

         The financial statements presented herein include the accounts of Computer Care, (the "Company") a New York general partnership and a wholly owned operation of ADP, Inc. The Company's two general partners, ADP, Inc. and ADP Financial Information Services, Inc., represent 99 and 1 percent of the ownership interests, respectively. The Company operates in one business segment and is a provider of customer retention and support services to manufacturers and dealers of automobiles through communication to their customers that relate to the servicing, repair and maintenance of such customers' automobiles.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         UNAUDITED INTERIM FINANCIAL DATA

         The accompanying interim balance sheet at September 30, 1999, and the statements of operations and partners' equity and cash flows for the three month periods ended September 30, 1998 and 1999, together with the related notes as of and for the periods then ended, are unaudited, but have been prepared on the same basis as the audited financial statements, and reflect all adjustments, consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and results of the interim periods presented in accordance with generally accepted accounting principles. Operating results for the unaudited three months ended September 30, 1999 are not necessarily indicative of results expected for the entire year.

         UNBILLED ACCOUNTS RECEIVABLE

         For customers that services have been performed, but not yet billed for, the Company records an accrual for the amount of unbilled accounts receivable in the period that the services were rendered and are included within accounts receivable in the accompanying balance sheets. Such amounts were approximately $944,000, $295,000 and $444,000 as of June 30, 1998 and 1999 and September 30, 1999, respectively.

         PREPAID EXPENSES

         Prepaid expenses primarily consist of prepaid postage and other related costs for customer mailings. These items are recognized as expense in the period the service is provided and the related cost is incurred.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Repairs and maintenance are expensed as incurred.

         Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets ranging from five to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Depreciation and amortization expense for the years ended June 30, 1998 and 1999, and for the three months ended September 30, 1998 and 1999 was $266,728, $333,232, $86,043 and
         $76,679, respectively.

         LONG-LIVED ASSETS

         The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount.

         The Company periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated useful lives of these assets. The criteria used for these evaluations include management's estimate of the assets' continuing ability to generate income from operations and positive cash flows in future periods as well as the strategic significance of the assets to the Company's business activity.

         PARTNERS' EQUITY

         Partners' equity reflects retained earnings for the Company and all amounts receivable or payable to the Company from its general partner, ADP, Inc. During the three months ended September 30, 1999, the Company received approximately $1,600,000 from ADP, Inc. as settlement of an outstanding intercompany receivable.

         REVENUE RECOGNITION

         The Company has standard agreements with its customer retention and support services customers. Although the terms of each individual agreement may vary, most agreements call for the Company to provide customized letters and telephone contacts for its dealership customers, in exchange for the payment of a monthly fee per active name in the automobile dealership's customer list.

         The Company recognizes revenue from its customer retention and support services in the month that the services are provided. In certain instances, the Company's customers may pay an amount in advance for services to be provided over a period of time. In other cases, customers may pay the Company a fixed amount per month with the Company providing more services in certain months than in others. Advance payments are reflected as deferred revenue.

         INCOME TAXES

         The Company is a partnership for income tax reporting purposes. Accordingly, no provision or benefit for income taxes has been included in the accompanying statements of operations. Such taxes are the responsibility of the partners based on their respective shares of the partnership's income or loss. The tax returns of the partnership are subject to examination by the federal and state taxing authorities. If such examination results in a change in the Company's income tax status the related taxes of the partnership or the partners could be changed accordingly.

         SIGNIFICANT CUSTOMERS

         Two customers accounted for 35 percent of revenue for the year ended June 30, 1998. Three customers accounted for 48 percent of revenue for the year ended June 30, 1999. Two customers accounted for 49 and 33 percent of revenue for the three months ended September 30, 1998 and 1999, respectively.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of all financial instruments such as accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). This statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and identifies characteristics of internal use software as well as assists in determining when computer software is for internal use. SOP 98-1 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company adopted SOP 98-1 on July 1, 1999, the effect of which was immaterial to the financial statements.

3.       COMMITMENTS AND CONTINGENCIES

         LEASES

         The Company currently leases office space and under an operating lease agreement that extends to September 30, 2000. Rent expense for this lease for the years ended June 30, 1998 and 1999, and for the three months ended September 30, 1998 and 1999 was approximately $152,000, $196,000, $36,000 and $55,000, respectively.

         Future minimum payments for operating leases at June 30, 1999 are as follows:


              Year Ending June 30,
              -------------------
              2000                     $199,240
              2001                     $ 49,810


         LEGAL PROCEEDINGS

         The Company is subject to various claims and legal actions as a result of its ongoing business activities. Management believes that the outcome of any such claims or legal actions will not have a material adverse effect on the Company's financial position or results of operations.

4.       RELATED PARTY TRANSACTIONS

         The Company utilizes several divisions of one of its general partners, ADP, Inc., to provide services to facilitate the processing and delivery of its customer support and retention services. The Company receives a monthly allocation from ADP, Inc. for the sales and marketing expenses of its program services. Amounts charged to the Company for the years ended June 30, 1998 and 1999 and for the three months ended September 30, 1998 were approximately $4,350,000, $3,184,000 and $838,000, respectively, and are included within selling, general and administrative expenses in the accompanying statements of operations. The Company began utilizing in-house sales and marketing subsequent to June 30, 1999 and, therefore, no longer receives an allocation of these expenses.

         The Company utilizes a division of ADP, Inc., Proxy Services, for the letter fulfillment stage of their services. This service includes the stuffing, sealing and mailing of the service reminder letters printed by the Company. The Company is charged a service fee for this process and is included within production costs in the accompanying statements of operations. Amounts charged to the Company for these services for the years ended June 30, 1998 and 1999 and for the three months ended September 30, 1998 and 1999 was approximately $622,000, $464,000,
         $139,000 and $104,000, respectively.

         Data polling information generated for the specific identification of customer information that is utilized to ascertain the type and timing of the respective service reminder letters is supplied by another division of ADP, Inc. This data extraction fee is charged to the Company and was approximately $2,254,000, $1,147,000, $397,000 and
         $191,000 for the years ended June 30, 1998 and 1999 and for the three months ended September 30, 1998 and 1999, respectively. These amounts are included within production costs in the accompanying statements of operations.

         Management believes that the related party charges incurred by Computer Care are reasonable.

5.       SUBSEQUENT EVENT TO JUNE 30, 1999

         Effective November 30, 1999, the Company was acquired by Newgen Results Corporation ("Newgen"). In connection therewith, Newgen acquired 100% of the partnership interests and certain net assets of the partnership for $11,025,000 in cash. Newgen may also pay up to an additional $9,000,000 based on certain earn-out criteria, as defined in the partnership purchase agreement.

NEWGEN RESULTS CORPORATION


CONDENSED PROFORMA FINANCIAL STATEMENTS (UNAUDITED)
AS OF SEPTEMBER 30, 1999, FOR THE YEAR ENDED
DECEMBER 31, 1998 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                           NEWGEN RESULTS CORPORATION

                        CONDENSED PROFORMA BALANCE SHEET

                               SEPTEMBER 30, 1999

                                   (UNAUDITED)

                                     ASSETS


                                                                             Computer            Proforma             Adjusted
                                                            Newgen             Care             Adjustments            Balance
                                                        -------------     --------------       -------------         ------------
 CURRENT ASSETS:
   Cash and cash equivalents                             $ 23,249,517       $          -       $    (651,545) a       $22,597,972
   Short-term investments                                  12,299,941                  -         (10,942,821) b         1,357,120
   Accounts receivable, net                                 7,965,243          2,387,253          (2,387,253) c         7,965,243
   Prepaid expenses and other                                 722,649            446,971            (446,971) c           722,649
                                                        -------------     --------------       -------------         ------------
           Total current assets                            44,237,350          2,834,224         (14,428,590)          32,642,984
                                                        -------------     --------------       -------------         ------------
PROPERTY, PLANT AND EQUIPMENT, NET                          5,418,855            347,521            (147,195) D         5,619,181
OTHER ASSETS                                                  583,478                  -          11,551,235  E        12,134,713
                                                        -------------     --------------       -------------         ------------
             Total Assets                                 $50,239,683         $3,181,745       $  (3,024,550)         $50,396,878
                                                        =============     ==============       =============         ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                       $ 3,181,837          $ 127,945       $     (77,945) f       $ 3,231,837
   Accrued liabilities                                      3,644,184          1,175,199          (1,068,004) f         3,751,379
   Capital lease obligations, current                       1,020,323                  -                    -           1,020,323
                                                        -------------         ----------       -------------         ------------
     Total current liabilities                              7,846,344          1,303,144          (1,145,949)           8,003,539
                                                        -------------         ----------       -------------         ------------
LONG-TERM LIABILITIES                                       1,443,686                  -                    -           1,443,686
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock                                                10,021                  -                    -              10,021
   APIC                                                    52,257,867                  -                    -          52,257,867
   Other                                                   (1,261,749)                 -                    -          (1,261,749)
   Retained deficit                                       (10,056,486)                 -                    -         (10,056,486)
   Partners' equity                                                 -          1,878,601           (1,878,601) g                -
                                                        -------------     --------------       --------------        ------------
           Total stockholders' equity                      40,949,653          1,878,601           (1,878,601)         40,949,653
                                                        -------------     --------------       --------------        ------------
            Total liabilities and
                 Stockholders' equity                     $50,239,683         $3,181,745         $ (3,024,550)        $50,396,878
                                                        =============     ==============       ==============        ============


                The accompanying notes are an integral part of these
                         proforma financial statements.

                           NEWGEN RESULTS CORPORATION

                  CONDENSED PROFORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                   (UNAUDITED)


                                                                             Computer            Proforma             Adjusted
                                                            Newgen             Care             Adjustments            Balance
                                                        -------------     --------------       -------------        ------------
REVENUE
 Database marketing services                              $31,512,768      $           -       $            -      $ 31,512,768
 Consulting services                                        8,593,061                  -                    -         8,593,061
 Service reminders                                                  -         24,637,494                    -        24,637,494
                                                         ------------      -------------       --------------      ------------
      Total revenues                                       40,105,829         24,637,494                    -        64,743,323
                                                         ------------      -------------       --------------      ------------

COST OF SERVICES
 Cost of database marketing services                       21,156,695                  -                    -        21,156,695
 Cost of consulting services                                6,694,764                  -                    -         6,694,764
 Installation costs                                         1,410,997                  -                    -         1,410,997
 Processing costs                                                   -         17,891,784                    -        17,891,784
                                                         ------------      -------------       --------------      ------------
          Total cost of services                           29,262,456         17,891,784                    -        47,154,240
                                                         ------------      -------------       --------------      ------------
           Gross profit                                    10,843,373          6,745,710                    -        17,589,083
                                                         ------------      -------------       --------------      ------------

EXPENSES
   Selling, general and administrative                      8,876,608          8,080,171            1,350,246  h     18,307,025
   Technology and product development                       2,258,892                  -                    -         2,258,892
   Software rewrite costs                                   2,842,083                  -                    -         2,842,083
                                                         ------------      -------------       --------------      ------------
    Total operating costs                                  13,977,583          8,080,171            1,350,246        23,408,000
                                                         ------------      -------------       --------------      ------------
   Loss from operations                                    (3,134,210)        (1,334,461)          (1,350,246)       (5,818,917)
                                                         ------------      -------------       --------------      ------------

INTEREST INCOME (EXPENSE)
    Interest income                                           143,381                  -                    -           143,381
    Interest expense                                         (212,300)                 -             (772,000) j       (984,300)
                                                         ------------      -------------       --------------      ------------
         Interest expense, net                                (68,919)                 -             (772,000)         (840,919)
                                                         ------------      -------------       --------------      ------------

Net loss                                                   (3,203,129)        (1,334,461)          (2,122,246)       (6,659,836)

Adjustment for accretion of redeemable
    preferred stock                                        (1,370,909)                 -                    -        (1,370,909)
                                                         ------------      -------------       --------------      ------------
Loss applicable to common shareholders                    $(4,574,038)       $(1,334,461)         $(2,122,246)      $(8,030,745)
                                                         ============      =============       ==============      ============
Basic loss per share                                           $(1.21)                                                  $(2.13)
                                                         ============                                              ============
Diluted loss per share                                         $(1.21)                                                  $(2.13)
                                                         ============                                              ============
Shares used in basic and diluted
  per share calculation                                     3,767,415                                                 3,767,415
                                                         ============                                              ============


              The accompanying notes are an integral part of these
                       proforma financial statements.

                           NEWGEN RESULTS CORPORATION

                   CONDENSED PROFORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   (UNAUDITED)


                                                                             Computer            Proforma             Adjusted
                                                            Newgen             Care             Adjustments            Balance
                                                        -------------     --------------       -------------        ------------
REVENUE
Database marketing services                               $35,190,837      $           -        $           -       $35,190,837
Consulting services                                         4,675,914                  -                    -         4,675,914
Service reminders                                                   -         12,702,094                    -        12,702,094
                                                         ------------      -------------       --------------      ------------
      Total revenues                                       39,866,751         12,702,094                    -        52,568,845
                                                         ------------      -------------       --------------      ------------
COST OF SERVICES
Cost of database marketing services                        19,380,567                  -                    -        19,380,567
Cost of consulting services                                 3,999,208                  -                    -         3,999,208
Installation costs                                          1,088,233                  -                    -         1,088,233
Processing costs                                                    -         10,379,941                    -        10,379,941
                                                         ------------      -------------       --------------      ------------
          Total cost of services                           24,468,008         10,379,941                    -        34,847,949
                                                         ------------      -------------       --------------      ------------
           Gross profit                                    15,398,743          2,322,153                    -        17,720,896
                                                         ------------      -------------       --------------      ------------
EXPENSES
   Selling, general and administrative                      9,365,916          5,005,937            1,012,684 h      15,384,537
   Technology and product development                       2,807,006                  -                    -         2,807,006
                                                         ------------      -------------       --------------      ------------
    Total operating costs                                  12,172,922          5,005,937            1,012,684        18,191,543
                                                         ------------      -------------       --------------      ------------
   Income (loss) from operations                            3,225,821         (2,683,784)          (1,012,684)         (470,647)

INTEREST INCOME (EXPENSE)
    Interest income                                           629,375                  -             (200,000) i       (200,000)
    Interest expense                                         (277,151)                 -             (321,500) j       (321,500)
                                                         ------------      -------------       --------------      ------------
         Interest income (expense), net                       352,224                  -             (521,500)         (521,500)
                                                         ------------      -------------       --------------      ------------
Income (loss) before tax                                    3,578,045         (2,683,784)          (1,534,184)         (639,923)
Income taxes                                                   10,250                  -                    -            10,250
                                                         ------------      -------------       --------------      ------------
Net income (loss)                                           3,567,795         (2,683,784)          (1,534,184)         (650,173)

Adjustment for accretion of
   redeemable preferred stock                                (486,807)                 -                    -          (486,807)
                                                         ------------      -------------       --------------      ------------
Income (loss) applicable
   to common shareholders                                 $ 3,080,988       $(2,683,784)         $ (1,534,184)      $(1,136,980)
                                                         ============      =============       ==============      ============
Basic income (loss) per share                             $      0.45                                               $     (0.17)
                                                         ============                                              ============
Diluted income (loss) per share                           $      0.38                                               $     (0.17)
                                                         ============                                              ============
Shares used in basic per
   share calculation                                        6,817,070                                                 6,817,070
                                                         ============                                              ============
Shares used in diluted
   per share Calculation                                    9,386,220                                                 6,817,070
                                                         ============                                              ============


              The accompanying notes are an integral part of these
                        proforma financial statements.

                           NEWGEN RESULTS CORPORATION
                                 AND SUBSIDIARY

                 NOTES TO CONDENSED PROFORMA FINANCIAL STATEMENTS
                                   (Unaudited)

1.   GENERAL

     On November 30, 1999, Newgen Results Corporation ("Newgen"), a Delaware corporation, together with its subsidiary NGR Acquisition Corp. ("NGR"), acquired the partnership interest, including certain net assets and liabilities of Computer Care, a New York general partnership and wholly owned operation of ADP, Inc. Pursuant to the terms and conditions of the partnership purchase agreement dated October 22, 1999, subsequently amended on November 30, 1999 (the "Agreement"), Newgen acquired the 100 percent interest in Computer Care for an aggregate purchase price of $11,025,000 and up to an additional $9,000,000 earn-out which may be paid based upon certain earn-out criteria, as defined in the partnership purchase agreement. The acquisition will be accounted for as a purchase. Acquisition goodwill of approximately $11,500,000 will be amortized on a straight-line basis over 9 years.

2.   BASIS OF PRESENTATION

     The accompanying unaudited condensed proforma financial statements are based on adjustments to Newgen's historical consolidated financial statements to give effect to the acquisition described in Note 3 below. Computer Care had a fiscal year end of June 30. Accordingly, the interim periods of July 1 through December 31 have been used to adjust the June 30 balances to Newgen's calendar year end. The unaudited condensed proforma balance sheet assumes the acquisition had occurred at the end of the period presented. The unaudited condensed proforma statements of operations assume the acquisition was consummated as of the beginning of the periods presented. The unaudited condensed proforma statements of operations are not necessarily indicative of results that would have occurred had the acquisition been consummated as of the beginning of the periods presented or the results that may be attained in the future.

     Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed proforma financial statements should be read in conjunction with the historical audited consolidated financial statements of Newgen and the historical audited financial statements of Computer Care.

     The information in the unaudited condensed proforma statements of operations for the year ended December 31, 1998, and for the nine months ended September 30, 1999, have been derived from (i) the audited statements of operations of Newgen for the year ended December 31, 1998;
     (ii) the audited fiscal year ended June 30, 1998 and 1999, statements of operations of Computer Care; (iii) unaudited interim period (July 1 through December 31) statement of operations information of Computer Care; (iv) unaudited statements of operations for the nine months ended September 30, 1999, of Computer Care; and (v) Newgen unaudited statements of operations for the nine months ended September 30, 1999.

The Company obtained the following assets and assumed certain liabilities, as a result of the acquisition, which will be accounted for as a purchase.


          Cash paid                                     $  11,594,366
          Liabilities assumed                                 157,195
                                                       --------------
          Total consideration given                        11,751,561
                                                       ==============

          Assets acquired                               $     200,326
          Goodwill                                         11,551,235
                                                       --------------
          Total consideration received                  $  11,751,561
                                                       ==============


The allocation of the purchase price to the assets acquired was based on preliminary estimates of fair value.


3.   ADJUSTMENTS TO THE HISTORICAL FINANCIAL STATEMENTS

The following pro forma adjustments have been made to the historical condensed balance sheet as of September 30, 1999 and statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 as if the acquisition described in Note 1 was consummated at September 30, 1999 and as of the beginning of the periods presented, respectively. Earnings per share has been adjusted to reflect the addition of Computer Care's net loss for the periods presented, as well as the pro forma adjustments.

BALANCE SHEET

(a) To reflect the cash paid for acquisition expenses in conjunction with the purchase transaction.

(b) To reflect Newgen's cash payment to ADP for the acquisition of Computer
    Care.

(c) Pursuant to the terms of the Agreement, these assets and liabilities were not assumed by Newgen.

(d) Computer Care's fixed assets have been adjusted to estimated net realizable value, as determined by third-party appraisal.

(e) To record goodwill related to the acquisition of Computer Care.

(f) Pursuant to the terms of the Agreement, the assumption of specific accounts payable and deferred revenue.

(g) To reflect the elimination of Computer Care's net equity.

STATEMENTS OF OPERATIONS

(h) To reflect incremental depreciation and amortization of the acquired fixed assets and purchase price paid in excess of fair value of the assets acquired, respectively. Depreciation is being recorded on a straight-line basis over 3 years and goodwill is being recorded on a straight-line basis over 9 years.

(i) To reflect the reduction of interest income due to the reduction of cash and short-term investments related to the acquisition of Computer Care.

(j) To reflect the increase of interest expense assuming that Newgen would have been required to obtain additional debt to complete the acquisition discussed in Note 1, utilizing an incremental borrowing rate of approximately 7 percent, through May of 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NEWGEN RESULTS CORPORATION


                                           By:     /s/ Samuel Simkin
                                              ----------------------------------
                                                    Samuel Simkin
                                                    Senior Vice President and
                                                    Chief Financial Officer


Date:    February 11, 2000